EXHIBIT 10.K


                             DONALDSON COMPANY, INC.
                       1991 MASTER STOCK COMPENSATION PLAN

                                   I. GENERAL

SECTION 1.01 PURPOSE OF THE PLAN.

     The purpose of the 1991 Master Stock Compensation Plan is to enhance the long-term profitability of Donaldson and shareholder value by offering stock based incentives in addition to current compensation to those individuals who are key to the growth and success of Donaldson.

SECTION 1.02 DEFINITIONS.

     For all purposes of the Plan, the following terms shall have the meanings assigned to them, unless the context otherwise requires:

     (a) "Award" means any award described in Parts II and III.

     (b) "Award Agreement" means an agreement entered into between Donaldson and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.

     (c) "Change in Control". A "Change in Control" of Donaldson shall have occurred if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Donaldson, any trustee or other fiduciary holding securities under an employee benefit plan of Donaldson or any corporation owned, directly or indirectly, by the shareholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), either is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Donaldson representing 30% or more of the combined voting power of Donaldson's then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors of Donaldson (the "Board" ), and any new director (other than a director designated by a person who has entered into an agreement with Donaldson to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph) whose election by the Board or nomination for election by Donaldson's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest, (iii) the shareholders of Donaldson approve a merger or consolidation of Donaldson with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Donaldson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Donaldson or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Donaldson (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of Donaldson's then outstanding securities or (iv) the shareholders of Donaldson approve a plan of complete liquidation of Donaldson or an agreement for the sale or disposition by Donaldson of all or substantially all of Donaldson's assets or any transaction having a similar effect (the date upon which an event described in clause (i), (ii), (iii) or (iv) of this paragraph
(c) occurs shall be referred to herein as an "Acceleration Date").

     (d) "Committee" means the subcommittee (or subcommittees as may be necessary) of the Human Resources Committee of the Board of Directors (the "Board") appointed to administer the Plan and constituted so as to satisfy the legal requirements, including any such requirements for disinterested administration, imposed by Rule 16b-3 of the Exchange Act ("Rule 16b-3").

     (e) "Common Stock" means the Common Stock of Donaldson, par value $5.00 per share, including treasury Shares and authorized but unissued Shares or any security of Donaldson issued in substitution, exchange or in lieu thereof.


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     (f) "Donaldson" means Donaldson Company, Inc. and its Subsidiaries.

     (g) "Limitation Amount" means with respect to any Plan Year, one and one half (11/2) percent of the Outstanding Shares.

     (h) "Market Value" of Common Stock as of any date means the closing sales price on such date on the New York Stock Exchange, or if there was no sale on that date, then, unless otherwise specifically set forth hereinafter, on the preceding date on which a sale occurred.

     (i) "Outstanding Shares" means, with respect to any Plan Year, the outstanding Shares of Common Stock, outstanding Common Stock equivalents (as determined by Donaldson in the calculation of earnings per share on a fully diluted basis) and Treasury Shares as reported in the Annual Report on Form 10-K of Donaldson for the most recent fiscal year that ends during the Plan Year.

     (j) "Participant" means an individual who has been granted an Award pursuant to the Plan.

     (k) "Plan" means this 1991 Master Stock Compensation Plan.

     (l) "Plan Year" means the calendar year.

     (m) "Shares" means shares of Common Stock.

     (n) "Subsidiary" means any corporation or other entity of which a majority of the voting power is owned, directly or indirectly, by Donaldson, or which is otherwise controlled by Donaldson.

SECTION 1.03 SHARES SUBJECT TO THE PLAN.

     (a) Subject to adjustments authorized by Section 1.05 and the provisions of the remaining subsections of this Section 1.03, the number of Shares with respect to which Awards may be issued under the Plan in any Plan Year shall not exceed the Limitation Amount; provided that any Shares with respect to which Awards may be issued, but are not issued, under the Plan in any Plan Year shall be carried forward and shall be available to be covered by Awards issued in any subsequent Plan Year in which Awards may be issued under the Plan.

     (b) In the event any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the Shares not purchased under such options shall again be available under the Plan.

     (c) In the event Shares that are the subject of Awards under the Plan are subsequently forfeited to Donaldson pursuant to the applicable restrictions or Award Agreement, such Shares shall again be available under the Plan.

     (d) If a Participant exercises a stock appreciation right, any Shares covered by the stock appreciation right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Market Value of such Shares on the date of such exercise) shall again be available under the Plan.

     (e) If pursuant to the terms of the Plan a Participant uses Shares to (i) pay a purchase or exercise price, including an option exercise price, or (ii) satisfy tax withholding or payment requirements, such Shares shall become available for grant under the Plan; provided, however, that such Shares shall not become available for grant under the Plan unless the Committee determines that this provision would be in compliance with the applicable requirements of Rule 16b-3 and other applicable law.

     (f) The Shares that again become available under the Plan pursuant to Subsections (b), (c), and (d) above, and the Shares that become available under the Plan pursuant to Subsection (e) above, shall be in addition to the number of Shares authorized by Subsection (a) above.

     (g) Subject to the foregoing provisions of this Section 1.03, the grant of an Award, the payment or settlement of which may be made in Shares, shall be deemed to be a grant of Shares equal to the greater of the number of Shares that may be issued under the Award or the number of Shares on the basis of which the Award is calculated. The grant of an Award that is convertible into, or exercisable for, Shares shall be deemed to be a grant of Shares equal to the number of Shares into which the Award is convertible or exercisable on the date of grant. Where the value of an Award is variable on the date it is granted, the value of the Award


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shall be deemed to be equal to the maximum limitation on the number of Shares that may be granted or purchased under the Award. Where two or more Awards are granted with respect to the same Shares, such Shares shall be taken into account only once for purposes of this Section 1.03.

     (h) Shares authorized or issued under any other plan or which are not specifically issued pursuant to this Plan, shall not reduce the number of Shares with respect to which Awards may be issued under this Plan.

SECTION 1.04 ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee which shall in its sole discretion determine:

     (a) the individuals to participate in the Plan;

     (b) the number of Shares to be covered by Awards granted under the Plan and the price to be paid, if any, for such Shares;

     (c) the size and terms of the Awards, any performance periods and objectives, and range of achievement percentages;

     (d) the provisions governing the disposition of an Award in the event of retirement, disability, death or other termination of a Participant's employment or relationship to Donaldson; and

     (e) the interpretation, construction and implementation of the Plan.

     All determinations of the Committee shall be by a majority of its members. Decisions and determinations by the Committee shall be final.


SECTION 1.05 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of Shares or other securities, exercisability of stock purchase rights received under the rights plan, issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee may deem equitable, may adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422 of the Internal Revenue Code of 1988 as amended (the "Code") or any successor provision; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     (b) In the event of a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption or previously issued options or rights, but only if and to the extent that such substitution or assumption is consistent with the other provisions of the Plan, with the applicable requirements of Rule 16b-3, and with any other applicable law.

SECTION 1.06 EFFECTIVE DATE.

     The effective date of the Plan shall be the date upon which the Plan shall be approved by the shareholders of Donaldson. Unless the Plan is terminated earlier in accordance with Section 1.07 hereof, the Plan shall remain in full force and effect until the close of business on December 31, 2001, at which time the right to grant Awards under the Plan shall terminate automatically unless the Shareholders of Donaldson approve an extension or renewal. Any Awards granted under the Plan before such termination date shall continue to be governed, thereafter, by the terms of the Plan and of the Awards.


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SECTION 1.07 AMENDMENT OR TERMINATION OF PLAN.

     The Board may at any time terminate the Plan or from time to time amend or revise the terms of the Plan or any part thereof without further action of the shareholders; provided, however, that the Board may not amend the Plan in any manner or by any procedure that would result in noncompliance with Rule 16b-3 or any applicable law.

     Notwithstanding any of the above, on or after the occurrence of a Change in Control, no direct or indirect alteration, amendment, suspension, termination or discontinuance of the Plan, no establishment or modification of rules, regulations or procedures under the Plan, no interpretation of the Plan or determination under the Plan, and no exercise of authority or discretion vested in the Committee under any provision of the Plan (collectively or individually, a "Change") shall be made if such Change(1) is not required by applicable law, necessary to meet the requirements of Rule 16b-3, or required to preserve the qualification of incentive stock options under the Code, and(2) would have the effect of:

     (i) eliminating, reducing or otherwise adversely affecting a Participant's, former Participant's or beneficiary's right with respect to any Award (including without limitation any Award previously deferred and unpaid (including any appreciation, dividend equivalents, interest, or other earnings thereon) in accordance with a deferral election made prior to such Change and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to rules, regulations or procedures in effect on the date immediately preceding the date on which the Change in Control occurs),

     (ii) altering the meaning or operation of the definition of "Change in Control" in Section 1.02 hereof (and of the definition of all the defined terms that appear in the definition of "Change in Control"), the provisions of this
Section 1.07 or Section 1.13 or any rule, regulation, procedure, provision or determination made or adopted prior to the Change in Control pursuant to this
Section 1.07 or any provision in any rule, regulation, procedure, provision or determination made or adopted pursuant to the Plan that becomes effective upon the occurrence of a Change in Control (collectively, the "Change in Control Provisions"), or

     (iii) undermining or frustrating the intent of the Change in Control Provisions to secure for Participants, former Participants and beneficiaries the maximum rights and benefits that can be provided under the Plan.

     Upon and after the occurrence of a Change in Control, all rights of all Participants, former Participants and beneficiaries under the Plan (including without limitation any rules, regulations or procedures promulgated under the
Plan) shall be contractual rights enforceable against Donaldson and any successor to all or substantially all of the Donaldson's business or assets.

SECTION 1.08 WITHHOLDING OF TAX.

     Each participant, as a condition precedent to the issuance of Shares hereunder, shall make arrangements with Donaldson for payment or withholding of the amount of any tax required by any government authority to be withheld and paid by Donaldson to such government authority for the account of the participant.

SECTION 1.09 EMPLOYMENT.

     Nothing in the Plan and no grant of an Award shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of Donaldson to terminate such employment at any time, with or without cause.

SECTION 1.10 RIGHTS AS SHAREHOLDERS.

     A participating employee shall have no rights whatsoever as a shareholder of Donaldson with respect to any Shares covered by an Award until the date of issuance of a stock certificate pursuant to the terms of such Award.

SECTION 1.11 UNFUNDED PLAN.

     The Plan shall be unfunded. Donaldson shall not be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither Donaldson nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of Donaldson to any Participant, former Participant or beneficiary with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge of or any encumbrance on any property of Donaldson.


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SECTION 1.12 NO FRACTIONAL SHARES.

     No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 1.13 CHANGE IN CONTROL. IN THE EVENT OF A CHANGE IN CONTROL OF
DONALDSON:

     (a) any outstanding options and stock appreciation rights granted under the Plan not previously vested and exercisable shall become fully vested and exercisable and shall remain exercisable thereafter until they are either exercised or expire by their terms;

     (b) performance objectives applicable to Awards granted under the Plan shall be deemed to have been met at 100% of target then prorated on the basis of the portion of the performance period that has expired; and

     (c) the restrictions applicable to any restricted Shares awarded under the Plan shall lapse and such Shares shall become fully vested.


                               II. EMPLOYEE AWARDS

SECTION 2.01

     The following types of Awards may be granted under this Part II, singly or in combination or in tandem with other Awards (or with awards under other plans of Donaldson) as the Committee may determine. All such Awards shall be in a form determined by the Committee provided that no Award may be inconsistent with the terms of the Plan and must be set forth in an Award Agreement.

SECTION 2.02 GRANT OF STOCK OPTIONS.

     Any employee (including officers and employee directors) regularly employed by Donaldson shall be eligible to receive options hereunder. No option may be granted to any employee who owns more than 5% of the Common Stock.

     Options shall be evidenced by written Award Agreements. The Award Agreements, in such form as the Committee shall from time to time approve, shall contain the terms and conditions of such option including the following:

     (a) TIME OF EXERCISE. An employee may exercise an option at such time or times as determined by the Committee at the time of the grant; provided, however, that all rights to exercise an incentive stock option shall expire not more than ten years after the date such option is granted.

     (b) EXERCISE PRICE. The exercise price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Committee at the time of grant and clearly set forth in the Award Agreement; but shall not be less than the Market Value of the Shares on the date the option is granted.

     (c) EXERCISE OF OPTIONS. To exercise an option in whole or in part, the Participant employee shall give written notice to Donaldson's Treasurer at the principal offices of Donaldson of the exercise of the option, stating the number of Shares with respect to which the Participant is so exercising and accompanying such notice with full payment of the exercise price for such number of Shares. Payment of the exercise price may be made in cash or, with the consent of the Committee, in whole or in part through the delivery or attestation to the ownership of Common Stock valued at the Market Value on the day preceding the date of exercise provided that in the case of attestation, the Shares transferred upon exercise of the option shall be net of the number of Shares attested to. Subject to rules established by the Committee, the amount of any tax required to be paid or withheld pursuant to Section 1.08 may be satisfied by Donaldson withholding Shares issued on exercise having a Market Value on the day preceding the date of exercise equal to such taxes; provided, that the number of Shares so withheld shall be rounded up to avoid the necessity of issuing fractional Shares.

     (d) The Committee may grant "reload" options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new option when the payment of the exercise price of a previously granted


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option is made by the delivery or attestation to ownership of Common Stock owned by the Participant, as described in Section 2.02(c) hereof, which new option (i) would be an option to purchase the number of Shares provided as consideration upon the exercise of the previously granted option and (ii) would have a per share exercise price equal to the Market Value as of the date of grant of the new option.

SECTION 2.03 STOCK APPRECIATION RIGHTS.

     The Committee may grant stock appreciation rights under the Plan. A Stock Appreciation Right (SAR) is a right, denominated in Shares, to receive, upon surrender of the right (or of both the right and a related option in the case of a tandem right) in whole or in part, but without payment, an amount (payable in Shares, in cash, or a combination thereof as the Committee shall determine) that does not exceed the excess of the Market Value on the exercise date of the number of Shares for which the SAR is exercised over the exercise price of such right, which exercise price shall not be less than the Market Value for such Shares on the date the right was granted (or, in the case of an option with tandem SAR not less than the option price that the optionee otherwise would have been required to pay for such Shares); provided that, in the case of any SAR granted retroactively in tandem with or in substitution for another Award (or any outstanding award granted under any other plan of Donaldson), the exercise price shall not be less than the Market Value for the number of Shares for which the SAR is exercised on the date of grant of the other Award (or award). The exercise of SARs for cash by a Participant who is an officer or a director for purposes of Sections 16(a) and 16(b) of the Exchange Act or any successor thereto, shall be subject to the requirements of Rule 16b-3. Upon exercise of a tandem SAR as to some or all of the Shares covered by the grant, the related stock option shall be canceled automatically to the extent of the number of Shares covered by such exercise. If a related stock option is exercised as to some or all of the Shares covered by the grant, the tandem SAR, if any, shall be canceled automatically to the extent of the number of Shares covered by the stock option exercise.

SECTION 2.04 INCENTIVE STOCK OPTIONS.

     At the discretion of the Committee, options granted under Section 2.02 above may be designated incentive stock options in compliance with Section 422 of the Code or any successor section, as it may be amended from time to time, and the regulations thereunder.

     Incentive stock options shall be evidenced by written Award Agreements and may be granted only with respect to Shares of Common Stock. The aggregate number of Shares for which incentive stock options may be granted under the Plan shall not exceed 1,000,000 Shares of Common Stock, subject in any Plan Year to the limitations imposed and adjustments required by Section 1.03 hereof and subject to the adjustment provisions set forth in Section 1.05 hereof. Incentive stock options may not be granted under the Plan after November 15, 2001.

SECTION 2.05 RESTRICTED STOCK.

     The Committee may grant to any employee restricted stock, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee and specified in the Award Agreement which sets forth the Award. The terms and conditions of Awards of restricted stock shall be determined by the Committee. Unless otherwise specified in the Award Agreement, holders of restricted stock shall have the right to vote such Shares and receive cash and stock dividends on such shares.

     Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, bookentry registration or issuance of a stock certificate or certificates, and may be held in escrow by such party as the Committee in its sole discretion shall designate. In the event any stock certificate is issued in respect of restricted stock granted hereunder and not held in escrow, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award.

SECTION 2.06 OTHER STOCK-BASED AWARDS.

     The Committee may grant Awards (other than the Awards described above) under the Plan that consist of or are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, provided that such grants must comply with Rule 16b-3 and other applicable law. The Committee may subject such Awards to such restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, provided that such restrictions must be consistent


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with the terms of the Plan. The Committee may grant Awards under this Section
2.06 that require no payment of consideration by the Participant (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed. In addition, the Committee may grant Awards under this
Section 2.06 that provide to the Participant the right to purchase Shares, provided that the purchase price or exercise price, if any, shall in no event be less than the Market Value for such Shares on the date of grant; provided that, in the case of any Award granted retroactively in tandem with or in substitution for another Award (or any outstanding award granted unde any other plan of Donaldson) the purchase price or exercise price, if any, shall not be less than the Market Value on the date of grant of the other Award (or award).

SECTION 2.07 DOLLAR-DENOMINATED AWARDS.

     The Committee may grant cash Awards under the Plan that are denominated in, valued by reference to, or otherwise based on or related to, a designated dollar amount or amounts (including dollar amounts that are determined pursuant to a formula), as determined by the Committee, and that are determined in accordance with the achievement of long-term performance criteria applicable to Donaldson, a Subsidiary, division, operating unit or individual Participant, as determined by the Committee. Awards granted pursuant to this Section 2.07 shall be payable only in cash.

SECTION 2.08 DIVIDEND EQUIVALENTS.

     The Committee may grant dividend equivalents in respect of Awards. In respect of any such Award that is outstanding on a dividend record date for the Shares covered by the Award, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by the Award if the covered Shares had been issued and outstanding on the dividend record date. Subject to the terms of the Plan and any applicable Award Agreements, the Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing and payment contingencies that apply to the dividend equivalents, as the Committee deems necessary or appropriate and which rules and procedures shall comply with Rule 16b-3 and other applicable law. Dividend equivalents shall be paid only in cash.

SECTION 2.09 NON-TRANSFERABILITY OF AWARDS.

     Awards (other than Restricted Shares, the restrictions upon which have lapsed) are not transferable by an employee other than by will or the laws of descent and distribution. During the employee's lifetime, stock options and stock appreciation rights may be exercised only by such employee. Notwithstanding the above, transferability of stock option grants is permitted with the approval of the Committee.


                        III. NONEMPLOYEE DIRECTOR AWARDS

SECTION 3.01 ELIGIBLE PARTICIPANTS.

     Each member of the Board from time to time who is not a full time employee of Donaldson shall be an eligible participant ("Part III Participant") for an Award under this Part III.

SECTION 3.02 DEFERRED SHARES IN LIEU OF RETAINER OR MEETING FEES.

     (a) AUTOMATIC RECEIPT OF RESTRICTED SHARES. Thirty percent (30%) of the annual retainer payable to a Part III Participant for service on the Board shall be payable solely by crediting to such Part III Participant's deferred stock account (a "Deferred Stock Account") a number of Shares having a Fair Market Value equal to 30% of such annual retainer. Such Part III Participant shall receive the Shares held in his or her Deferred Share Account in accordance with the terms of Section 3.09 below. The Shares shall be issued to a Part III Participant in accordance with the election made by such Part III Participant prior to the commencement of the service year for which services will be rendered to the Board; provided that, if no such election is made, all such Deferred Shares shall be deferred until such Part III Participant's retirement from service on the Board.

     (b) ELECTION TO RECEIVE ADDITIONAL RESTRICTED SHARES. Each Part III Participant shall have the right to elect to receive up to 100% of his or her annual retainer for services on the Board which would otherwise be payable in cash (other than fees which have been deferred under the Company's Compensation Plan for


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Nonemployee Directors), in the form of Shares. Any part of the annual retainer elected to be so deferred shall be payable in Shares held in his or her Deferred Share Account in accordance with the terms of Section 3.09 below. The number of Shares to be credited to a Part III Participant's Deferred Stock Account hereunder shall be determined in accordance with Section 3.02(d) of this Plan. Such election must be made prior to the service year for which the annual retainer is to be so deferred. Elections under this Subsection 3.02(b) shall remain in effect from year to year until changed by the Part III Participant. No change shall be effective until the next service year.

     (c) ELECTION TO RECEIVE DEFERRED SHARES IN LIEU OF MEETING FEES. Each Part III Participant may also elect to be credited with Shares in lieu of all or any portion of the meeting fees otherwise payable to such Part III Participant. The number of Shares to be credited to a Part III Participant's Deferred Stock Account hereunder shall be determined in accordance with Section 3.02(d) of this Plan. Such election must be made prior to the service year for which the annual retainer is to be so deferred. Elections under this Subsection 3.02(c) shall remain in effect from year to year until changed by the Part III Participant. No change shall be effective until the next service year.

     (d) CREDITS TO DEFERRED STOCK ACCOUNT FOR ELECTIVE DEFERRALS. On December 1 and on June 1 of each service year (each a "Credit Date"), a Part III Participant shall receive a credit to his or her Deferred Stock Account. The amount of the credit on December 1 shall be the number of Shares (rounded to the nearest one-hundredth of a share) determined by dividing (i) an amount equal to the portion of the annual retainer fees for the upcoming service year specified for deferral pursuant to Section 3.04 and the meeting fees payable to such Part III Participant on such Credit Date for meetings attended since the preceding Credit Date and specified for deferral pursuant to Section 3.04, by (ii) the Fair Market Value of one Share on such Credit Date. The amount of the credit on June 1 shall be the number of Shares (rounded to the nearest one-hundredth of a share) determined by dividing (i) an amount equal to the meeting fees payable to such Part III Participant on such Credit Date for meetings attended since the preceding Credit Date and specified for deferral pursuant to Section 3.04, by
(ii) the Fair Market Value of one Share on such Credit Date.

SECTION 3.03 ISSUANCE OF STOCK IN LIEU OF CASH.

     The Company shall not issue fractional shares; however, fractional shares will be credited to the Deferred Stock Accounts (rounded to the nearest one-hundredth share). Whenever, under the terms of this Plan, a fractional share would be required to be issued, an amount in lieu thereof shall be paid in cash for such fractional share based upon the same Fair Market Value as was utilized to determine the number of Shares to be issued on the relevant issue date.

SECTION 3.04 MANNER OF MAKING DEFERRAL ELECTION.

     A Part III Participant may elect to defer payment of a portion of the annual retainer or meeting fees pursuant to Sections 3.02(b) or (c) of this Plan by filing, no later than November 15 of each year (or by such other date as the Administrator shall determine), an irrevocable election with the Administrator on a form provided for that purpose ("Deferral Election"). The Deferral Election shall be effective with respect to the annual retainer and meeting fees payable on or after December 1 of the following service year unless the Part III Participant shall revoke or change the election in accordance with the procedure set forth in Section 3.07. The Deferral Election form shall specify an amount to be deferred expressed as a dollar amount or as a percentage of the Part III Participant's annual retainer and/or meeting fees payment.

SECTION 3.05 DIVIDEND CREDIT.

     Each time a dividend is paid on the Common Stock, a Part III Participant shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of Shares credited to the Part III Participant's Deferred Stock Account on the dividend record date.

SECTION 3.06 FAIR MARKET VALUE.

     For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company's Common Stock on


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the New York Stock Exchange-Composite Transactions on the last business day as of which Deferred Shares are credited to the Part III Participant's Deferred Stock Account or the date of issuance of Shares, as the case may be.

SECTION 3.07 CHANGE IN ELECTION.

     Each Part III Participant may irrevocably elect in writing to change an earlier Deferral Election, either to change the percentage of his or her annual retainer or meeting fees to be credited in Shares to such Part III Participant's Deferred Share Account or to receive the entire amount in cash (an "Amended Election"). Such Amended Election shall not become effective until the December 1 following the date of receipt of such Amended Election by the Company.

SECTION 3.09 DEFERRAL PAYMENT.

     (a) DEFERRAL PAYMENT ELECTION. At the time of making the Deferral Election, each Part III Participant shall also complete a deferral payment election specifying one of the payment options described in Sections 3.09(b) and (c), and the year in which amounts credited to the Part III Participant's Deferred Stock Account shall be paid in a lump sum pursuant to Section 3.09(b), or in which installment payments shall commence pursuant to Section 3.09(c). The deferral payment election shall be irrevocable as to all amounts credited to the Part III Participant's Deferred Stock Account. The Part III Participant may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited after the date the Company receives such subsequent deferral payment election.

     (b) PAYMENT OF DEFERRED STOCK ACCOUNTS IN A LUMP SUM. Unless a Part III Participant elects to receive payment of his or her Deferred Stock Account in installments as described in Section 3.09(c), credits to a Part III Participant's Deferred Stock Account shall be payable in full on December 1 of the year following the Part III Participant's termination of service on the Board (or the first business day thereafter) or such other date as elected by the Part III Participant pursuant to Section 3.09(a). All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. Notwithstanding the foregoing, in the event of a Change in Control, credits to a
Part III Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change in Control shall be paid in full to the Part III Participant or the Part III Participant's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

     (c) PAYMENT OF DEFERRED STOCK ACCOUNTS IN INSTALLMENTS. A Part III Participant may elect to have his or her Deferred Stock Account paid in annual installments following termination of service as a director or at such other time as elected by the Part III Participant pursuant to Section 3.09(a). All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. All installment payments shall be made annually on December 1 of each year (or the first business day thereafter). The amount of each installment payment shall be computed as the number of Shares credited to the
Part III Participant's Deferred Stock Account on the relevant installment payment date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of Shares; the final installment payment shall be for the whole number of Shares then credited to the Part III Participant's Deferred Stock Account, together with cash in lieu of any fractional shares. Notwithstanding the foregoing, in the event of a Change of Control, credits to a Part III Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the
Part III Participant or the Part III Participant's beneficiary or estate, as the case may be, in whole Shares (together with cash in lieu of a fractional share) on such date.

SECTION 3.10 LIMITATION ON RIGHTS OF PART III PARTICIPANTS.

     (a) SERVICE AS A DIRECTOR. Nothing in this Plan will interfere with or limit in any way the right of the Company's Board or its stockholders to remove a Part III Participant from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company's Board or its stockholders have retained or will retain a Part III Participant as a director for any period of time or at any particular rate of compensation.


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


     (b) NONEXCLUSIVITY OF THE PLAN. Nothing contained in this Plan is intended to effect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the Board's power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

     (c) PARTICIPANTS ARE GENERAL CREDITORS OF THE COMPANY. The Part III Participants and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Part III Participant nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

SECTION 3.11 SPECIAL ONE-TIME AWARD OF DEFERRED SHARES.

     The following Award is being paid in conjunction with the termination, effective as of May 21, 1998, of the Company's Independent Director Retirement and Death Benefit Plan (the "Director Retirement Plan") with respect to all directors who are members of the Board of Directors on May 21, 1998:

     Each Part III Participant who is a director on May 21, 1998, shall be awarded a one-time grant, effective on such date, of Shares to his or her Deferred Stock Account in an amount equal to 115% of the benefits accrued for such Part III Participant in the Director Retirement Plan as of such date divided by the Fair Market Value of one Share as of such date. All of such Shares credited to a Part III Participant's Deferred Stock Account shall be paid out in three, equal, annual installments, commencing on December 1 of the first service year in which such Part III Participant is no longer serving as a director.

SECTION 3.12 RESTRICTED STOCK AWARDS.

     If such grant does not affect the "disinterested administrator" status of the Committee under Rule 16b-3, the Committee may grant to any Part III Participant Shares of restricted stock, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee and specified in the Award.


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